Exhibit 2.5

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement (this “Agreement”) made this 11th day of May, 2007, by and between Andover Medical, Inc., a Delaware corporation, Rainier Acquisition Corp., a Delaware corporation (collectively, “Pledgor”), each having its chief executive office at 510 Turnpike Street, Suite 204, North Andover, Massachusetts 01845, and TD Banknorth, N.A., a national banking association with a principal place of business at 61 Main Street, Andover, MA 01810 (the “Lender”).  Capitalized terms used but not defined herein shall have the meaning ascribed in that certain Credit Agreement, of even date herewith, by and among the Pledgor, and the Borrowers named therein (the “Credit Agreement”).

Section 1.  Pledge.  For valuable consideration, the receipt whereof is hereby acknowledged by the Pledgor, the Pledgor hereby pledges, assigns and transfers to Lender and grants to Lender a continuing security interest in the following property (“Collateral”):

(a)           The securities and instruments described on Schedule A hereto and all obligations evidenced thereby, and all other certificated securities now or hereafter owned by the Pledgor, in each case together with certificates representing the same or such other evidence of stock ownership as is customary in the jurisdiction of organization of such issuer.

(b)           All other securities, instruments and other property pledged to Lender, or in which a security interest is otherwise granted to Lender, by or on behalf of the Pledgor, in substitution for or in addition to any of the foregoing, whether on demand by Lender or otherwise.

(c)           All dividends, interest, cash, instruments, securities and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

(d)           To the extent not included therein, all proceeds of any and all of the Collateral described above.

The securities and instruments described on Schedule A hereto and all other securities and instruments at any time and from time to time pledged to or received or receivable by Lender hereunder or otherwise distributed in respect of or in exchange for any of the foregoing are sometimes collectively referred to herein as “Pledged Securities”.

Section 2.  Obligations.  This Agreement and the security interest granted hereby secure the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Pledgor to Lender (collectively “Obligations” and individually “Obligation”), of every kind and description, direct or indirect, matured or unmatured, primary or secondary, absolute or contingent, liquidated or unliquidated, sole, joint or several, now or hereafter owing or incurred, regardless of how they arise or by what agreement or instrument they may be evidenced, and whether or not evidenced by any agreement or instrument, including, solely to the extent any of the foregoing obligations arise under or in connection with the Revolving Credit Note, the Acquisition Line Note and the Credit Agreement and all liabilities and obligations of the Pledgor assigned or transferred to Lender.

Section 3.  Transfer of Collateral.

(a)           With respect to any items of Collateral which are either (i) certified securities in the custody of a clearing corporation (or its nominee), and in bearer form or endorsed in blank or registered in the name of a clearing corporation (or its nominee) or (ii) uncertificated securities registered in the name of a clearing corporation (or its nominee), the Pledgor shall issue such instructions and take such other action as may be necessary to cause the clearing corporation to reduce the account of the Pledgor (or of the financial intermediary through which the Pledgor holds such items) and to increase the account of Lender (or of the financial intermediary through which Lender holds such items) by the amount of the obligation or the number of shares pledged.

(b)           With respect to any items of Collateral which are uncertificated securities and to which subsection (a) hereof is not applicable, the Pledgor shall issue such instructions and take such other action as may be necessary to cause the issuer of such securities to register the pledge thereof to Lender and to send its written confirmation of such registration to Lender.

(c)           With respect to any items of Collateral which are securities issued by the United States of America or any agency thereof and maintained in so-called “book-entry” form, the Pledgor shall issue such instructions as may be necessary to cause such items to be entered in an account maintained by Lender with the Federal Reserve Bank of Boston.

(d)           The Pledgor shall deliver to Lender all certificates or instruments representing or evidencing Collateral to which subsections (a), (b) or (c) hereof are not applicable in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment.

(e)           Lender shall have the right, in its discretion at any time or times, to transfer to or register in the name of Lender or its nominee any or all Collateral not therefore transferred or registered as provided above.

Section 4.  Representations and Warranties.  The Pledgor hereby represents and warrants to Lender as follows:

(a)           The Pledgor is, and (as to any substitute or additional Collateral) shall be, the sole owner of the Collateral, free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement.

(b)           All of the Collateral is and shall be genuine, has and shall have been duly and validly authorized and issued, free and clear of any restrictions on transfer, and the

Pledgor has and shall have the right to transfer all Collateral and to grant a security interest therein to Lender as provided in this Agreement.

(c)           No effective financing statement or similar notice covering any Collateral is or shall be on file in any recording office, and no other pledge or assignment thereof has been made, except in favor of Lender.

(d)           The Pledgor shall defend the interest of Lender in the Collateral against the claims and demands of all other persons.

Section 5.  Dividends, Interest and Voting Power.

(a)           [Reserved].

(b)           If, upon the dissolution or liquidation (in whole or in part) of the issuer of any Pledged Securities, any sum is paid as a liquidating dividend or otherwise on or with respect to any Pledged Securities, or if any sum is paid on account of the principal of any Pledged Securities, such sum shall be paid to Lender to be held by it as Collateral hereunder or applied to Obligations then due, in such order and in such amounts as Lender may elect.  If any stock dividend is declared on any Pledged Securities, or any shares of stock or fractions thereof are issued pursuant to any so-called “stock split” involving any Pledged Securities, or if any distribution of capital is made on any Pledged Securities or if any shares of stock, obligations or other property are distributed on or with respect to Pledged Securities, whether an account of recapitalization, bankruptcy, reorganization, merger or consolidation of the issuer, or otherwise, the shares of stock, obligations or other property so distributed if an Event of Default shall have occurred and be continuing, shall be delivered to Lender to be held by it as Collateral hereunder, and all of the foregoing which are securities or instruments shall constitute Pledged Securities for all purposes hereof.  All cash so distributed shall be paid to Lender and held or applied by it as provided in the first sentence of this subsection (b).

(c)           Upon and after an Event of Default (unless the same is previously cured or waived), Lender shall be entitled to exercise all voting power pertaining to Pledged Securities and to receive and retain as Collateral hereunder or apply, as provided in the first sentence of subsection (b) of this Section 5, to any Obligations then due (whether by acceleration or otherwise) any and all dividends and interest at any time declared or paid on Pledged Securities.

(d)           All payments, shares of stock and other property referred to in subsections (b) and (c) of this Section 5, if received by the Pledgor, shall be delivered by the Pledgor to Lender, immediately upon receipt thereof by the Pledgor (duly endorsed or assigned to Lender as appropriate) in the identical form received by the Pledgor.

Section 6.  Further Action by Pledgor.

(a)           The Pledgor shall furnish to Lender, promptly upon receipt thereof, copies of all material notices, requests and other documents received by the Pledgor relating to Collateral.

(b)           The Pledgor shall not (i) sell, assign, transfer or otherwise dispose (except as specifically permitted by the provisions of Section 5 hereof) of any Collateral, or create or suffer to exist any lien, security interest, assignment by operation of law or other charge or encumbrance on, or with respect to, any Collateral, except for the security interest created by this Agreement; (ii) amend or otherwise modify, cancel or terminate any Collateral or give any consent, waiver or approval with respect thereto; (iii) waive any default or breach with respect to any Collateral; or (iv) take or permit to be taken any other action in connection with any Collateral which would impair the value of the interest or rights of the Pledgor or of Lender therein or thereunder.

(c)           The Pledgor shall promptly execute and deliver, at the expense of the Pledgor, all such further notices, instruments and documents, including, without limitation, financing statements, and take all such further action, as may be necessary or advisable, or as Lender may reasonably request at any time or times, in order to perfect, preserve and protect the security interest granted hereby or to enable the Lender to exercise and enforce its rights, remedies and powers hereunder with respect to Collateral.

Section 7.  Power of Attorney.  The Pledgor hereby irrevocably constitutes and appoints Lender the true and lawful attorney of the Pledgor, with full power of substitution, in the place and stead of the Pledgor and in the name of Lender or the Pledgor or otherwise, at any time or times, in the discretion of Lender, to take any action and to execute any instrument or document which Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a)           To receive, endorse and collect all checks, notes, drafts, money orders or other instruments for the payment of money made payable to the Pledgor representing any dividend or interest payment or other distribution in respect of any or all Collateral and to give full discharge for the same.

(b)           To execute endorsements, assignments or other instruments of conveyance or transfer with respect to any or all Collateral.

(c)           To demand, sue for, collect, receive and give acquittance for any moneys due and to become due under or in respect of any or all Collateral.

(d)           To file any claims or take any action or institute any proceedings which Lender may deem necessary or advisable for the collection of any or all Collateral or otherwise to enforce the rights of Lender with respect thereto.

This power of attorney shall not be affected by any subsequent disability or incapacity of the Pledgor.  No discretionary right, remedy or power granted to Lender in this Section 7 or in any other part of this Agreement shall be deemed to impose any obligation whatsoever on Lender with respect thereto; such rights, remedies and powers being solely for the protection of Lender.  This power of attorney shall only be exercised by Lender upon the occurrence and during the continuation of an Event of Default.

Section 8.  Performance by Lender.  If the Pledgor fails to perform any Obligation of the Pledgor under this Agreement, Lender may, at any time or times in its discretion, take action to effect performance of such Obligation.  All expenses of Lender incurred in connection with the foregoing authorization shall be payable by the Pledgor as provided in Section 12.

Section 9.  Care of Collateral.  Lender shall have no duty as to collection or protection of any Collateral (beyond reasonable care in the custody and preservation of Collateral while actually in the possession of Lender), or to preserve any rights with respect to any Collateral, including, without limitation, rights against prior parties, or to take, or to notify the Pledgor of the need to take, any action respecting any rights, privileges or options relating to any Collateral.  Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral as is actually in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property of the same nature.

Section 10.  [Reserved].

Section 11.  Remedies.  If an Event of Default shall have occurred and be continuing:

(a)           Lender may exercise its rights with respect to Collateral, without regard to the existence of any other security or source of payment for Obligations, and in addition to other rights and remedies provided for herein or otherwise available to it, Lender shall have all of the rights and remedies of a secured party on default under the Uniform Commercial Code (“Code”) then in effect in The Commonwealth of Massachusetts.

(b)           If any notice to the Pledgor of the sale or other disposition of Collateral is required by then applicable law, ten (10) days’ prior notice (or, if longer, the shortest period of time permitted by then applicable law) to the Pledgor of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made shall constitute reasonable notification.

(c)           Lender is authorized, at any such sale, if Lender deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing Pledged Securities for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as Lender deems advisable to insure such compliance.  Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

(d)           If all or any part of the Collateral is sold on credit or for future delivery, the Collateral so sold may be retained by Lender until the purchase price is paid in full.  Lender shall incur no liability in case of the failure of the purchaser to pay for the Collateral as so sold, or of the failure of Lender to make any sale of Collateral after giving notice thereof, and in case of any such failure, such Collateral may again be sold upon the same notice as in the case of an original sale.

(e)           All cash proceeds received by Lender in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to Lender pursuant to Section 12) against Obligations in such order and in such amounts as Lender shall elect.  Upon payment in full of all Obligations, the Pledgor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations (unless another person is legally entitled thereto).  Any assignment of Collateral by Lender to the Pledgor shall be without representation or warranty of any nature whatsoever and wholly without recourse.  Notwithstanding the foregoing provisions hereof, Lender shall not be obliged to return Collateral, unless the Pledgor furnished to Lender indemnity, reasonably satisfactory to Lender, for the payment of all Obligations which are not then due.

(f)            If the Lender so elects and gives notice of such election to the Pledgor, the Lender may vote any and all shares of the Pledged Securities (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Lender so elects, for the liquidation of the assets of the issuer thereof, and to give all consents, waivers and ratifications in respect of the Pledged Securities and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Lender the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to do so).

(g)           The Lender may cause all or any part of the Pledged Securities held by it to be transferred into its name or the name of its nominee or nominees.

Section 12.  Expenses.  The Pledgor shall pay to Lender, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys’ fees, legal expenses and brokers’ fees, which Lender may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any of the rights, remedies or powers of Lender hereunder or with respect to any or all Obligations; or (c) failure by the Pledgor to perform or observe any agreements of the Pledgor contained herein which are performed by Lender.

Section 13.  Joint and Several Obligations.  If more than one person signs this Agreement as Pledgor, their Obligations hereunder shall be joint and several.

Section 14.  Waivers, Amendment and Remedies.  The Pledgor hereby waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and, except as provided in Section 11(b), of all action by Lender in reliance hereon.  No course of dealing by Lender and no failure by Lender to exercise, or delay by Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no further exercise thereof and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of Lender.  No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by the Pledgor therefrom, shall, in any event, be effective unless contained in a writing signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  The rights, remedies and powers of Lender, not only hereunder, but also under any instruments and agreements evidencing or securing Obligations and under applicable law are cumulative, and may be exercised by Lender from time to time in such order as it may elect.

Section 15.  Notices.  All demands, notices and other communications provided for hereunder shall be in writing and if to the Pledgor, mailed or sent via facsimile or delivered to Pledgor addressed to Pledgor at:  510 Turnpike Street, Suite 204, North Andover, Massachusetts 01845, Attention:  Edwin Reilly, Chief Executive Officer; if to Lender mailed or delivered to it at: 61 Main Street, Andover, MA 01810, Attention:  Larisa Chilton, Vice President, or as to such parties at such other addresses as shall be designated by such parties in a written notice to all other parties complying as to delivery with the terms of this Section.

Section 16.  Binding Effect.  This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all Obligations; (b) be binding upon the Pledgor, and the heirs, legal representatives, successors in title and assigns of the Pledgor; and (c) inure to the benefit of Lender and its successors and assigns.  This Agreement and the Collateral may be assigned and transferred by Lender at any time, and the assignee shall thereupon have such rights, remedies, powers and duties with respect hereto and thereto as Lender had prior to such assignment and transfer, and Lender shall thereupon be relieved and discharged of any responsibility with respect to this Agreement and the Collateral.

Section 17.  Captions.  The captions of sections in this Agreement have been included for convenience of reference only, shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

Section 18.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction.  Unless otherwise defined herein, all words and terms used in this Agreement that are defined in the Code shall be deemed to have the meaning accorded to them in the Code.  If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect other provisions that can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

Section 19.  Reproductions.  A carbon, photographic or other reproduction of this Agreement or of the financing statement executed pursuant to the terms hereof shall be sufficient as a financing statement for the purpose of filing with the appropriate public authorities.  A photographic or other reproduction of this Agreement and all other documents, instruments and agreements in the possession of Lender which relate hereto or to any or all Obligations may be reproduced by Lender, and any such reproduction shall be admissible in evidence, with the same effect as the original itself, in any judicial or administrative proceeding, whether or not the original is in existence, the Pledgor shall not object to the admission in evidence of any such reproduction.

Section 20.  Marshalling.  The Lender shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral), or other assurances of payment of, the Obligations, or any of them, or to resort to such security or other assurances of payment in any particular order.  All of the Lender’s rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling or collateral that might cause delay in or impede the enforcement of the Lender’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

Section 21.  Termination.  Upon payment in full of the Obligations, Lender shall, at Pledgor’s expense, execute such documents, instruments and financing statements as may be necessary to effectuate release of Lender’s lien, and that Lender shall transfer any Collateral registered in its name back into name of the Pledgor.

[Signature page follows]

Witness the execution hereof under seal this 11th day of May, 2007.

ANDOVER MEDICAL, INC.

By:	/s/ Edwin A. Reilly
Edwin Reilly
Chief Executive Officer

RAINIER ACQUISITION CORP.

By:	/s/ Edwin A. Reilly
Name: Edwin Reilly
Title: Chief Executive Officer

TD BANKNORTH, N.A.

By:	/s/ Larisa Chilton
Larisa Chilton
Vice President

EXHIBIT A

PLEDGED STOCK

Issuer	Certificate No.	Registered Owner	Number of Shares	% of Total Shares
Ortho-Medical Products, Inc.	7	Andover Medical, Inc.	100	100%
Rainier Acquisition Corp.	1	Andover Medical, Inc.	1,000	100%
Rainier Surgical Incorporated	2	Rainier Acquisition Corp.	10,000	100%